Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES RESULTS FOR
THIRD QUARTER 2017 AND DECLARES QUARTERLY DIVIDEND

Houston, Texas (Thursday, November 9, 2017) -- Adams Resources & Energy, Inc. (NYSE MKT: AE) (“Adams” or the “Company”) today announced its financial results for the three months ended September 30, 2017.

The Company reported a net loss of $3.0 million, or ($0.72) per common share, on revenues of $295.3 million for the third quarter of 2017, compared to a net loss of $2.2 million, or ($0.51) per common share, on revenues of $256.9 million for the third quarter of 2016. On an adjusted basis, net losses were $0.2 million, or ($0.04) per common share, for the third quarter of 2017, compared to a net loss of $1.3 million, or ($0.31) per common share, for the third quarter of 2016.

Adjusted net (losses) earnings, adjusted (losses) earnings per common share and adjusted cash flow are non-generally accepted accounting principle (“non-GAAP”) financial measures that are defined and reconciled in the financial tables below.

Third Quarter 2017 Highlights:

•	Gross revenues of approximately $295.3 million for the third quarter of 2017 compared to $256.9 million for the third quarter of 2016

•
Our crude oil marketing subsidiary, GulfMark Energy, Inc., marketed approximately 64,104 barrels per day (“bpd”) of crude oil during the third quarter of 2017, compared to 61,200 bpd of crude oil during the third quarter of 2016

•	Approximately 435,000 barrels of crude oil inventory as of September 30, 2017

•	$159.4 million of liquidity ($99.4 million of cash and cash equivalents and $60 million of undrawn letter of credit facility) as of September 30, 2017

•	Generated adjusted cash flow of $2.3 million for the third quarter of 2017 compared to $2.4 million for the third quarter of 2016

•	Dividend of $0.22 per share for the third quarter of 2017

•	No short or long term debt as of September 30, 2017

“We achieved a lot during the third quarter of 2017, but our financial results were negatively impacted by disruptions caused by Hurricane Harvey and also by various one-time charges. GulfMark has seen a recovery of volumes after Harvey-related downtime and from several newly completed wells coming online recently in the Gulf Coast region. We are encouraged by the demand at Service Transport Company, and we are looking forward to onboarding this month with our new

President of Service Transport Company to capitalize on the opportunity seen in that sector over the coming months,” said Townes Pressler, Executive Chairman.

Capital Investments and Dividends

During the third quarter of 2017, the Company recorded approximately $2.1 million of capital and paid dividends of $0.9 million ($0.22 per share). The majority of the recorded capital relates to a 5-year capital lease of $1.8 million for new tractors at our GulfMark Energy subsidiary.

The Company’s Board of Directors also declared a quarterly cash dividend for the third quarter of 2017 in the amount of $0.22 per common share, payable on December 19, 2017 to shareholders of record as of December 5, 2017.

Use of Non-GAAP Financial Measures
This press release and accompanying schedules includes the non-GAAP financial measures of adjusted cash flow, adjusted net (losses) earnings and adjusted (losses) earnings per common share. The accompanying schedules provide definitions of these non-GAAP financial measures and reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flow provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP financial measures may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as we do.

Adams Resources & Energy, Inc. is engaged in the business of crude oil marketing, transportation and storage, tank truck transportation of liquid chemicals and dry bulk and ISO tank container storage and transportation. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Josh C. Anders
EVP, Chief Financial Officer
janders@adamsresources.com
(281) 974-9442

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Marketing	$282,229	$243,704	$872,020	$758,627
Transportation	13,082	12,310	40,153	39,517
Oil and natural gas	—	863	1,427	2,427
Total revenues	295,311	256,877	913,600	800,571

Costs and expenses:
Marketing	277,906	240,021	860,567	737,858
Transportation	12,668	11,039	36,681	33,537
Oil and natural gas	—	1,011	951	2,421
General and administrative	2,787	2,114	6,884	6,252
Depreciation, depletion and amortization	3,240	4,514	10,772	14,385
Total costs and expenses	296,601	258,699	915,855	794,453

Operating earnings (losses)	(1,290)	(1,822)	(2,255)	6,118

Other income (expense):
Loss on deconsolidation of subsidiary	(1,870)	—	(3,505)	—
Impairment of investments in unconsolidated affiliates	(2,500)	(1,732)	(2,500)	(1,732)
Losses from equity investments	—	(68)	—	(468)
Interest income	370	245	789	444
Interest expense	(8)	—	(10)	—
Total other income (expense), net	(4,008)	(1,555)	(5,226)	(1,756)

(Losses) earnings before income taxes	(5,298)	(3,377)	(7,481)	4,362
Income tax benefit (provision)	2,265	1,224	3,306	(1,681)

Net (losses) earnings	$(3,033)	$(2,153)	$(4,175)	$2,681

Earnings (losses) per share:
Basic and diluted net (losses) earnings
per common share	$(0.72)	$(0.51)	$(0.99)	$0.64

Weighted average number of common
shares outstanding	4,218	4,218	4,218	4,218

Dividends per common share	$0.22	$0.22	$0.66	$0.66

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$99,449	$87,342
Accounts receivable, net of allowance for doubtful accounts	81,277	87,162
Inventory	22,398	13,070
Derivative assets	—	112
Income tax receivable	4,147	2,735
Prepayments and other current assets	1,168	2,097
Total current assets	208,439	192,518

Property and equipment, net	31,958	46,325
Investments in unconsolidated affiliates	3,200	2,500
Cash deposits and other	4,932	5,529
Total assets	$248,529	$246,872

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,339	$79,897
Accounts payable – related party	—	53
Derivative liabilities	—	64
Current portion of capital lease obligation	306	—
Other current liabilities	5,860	6,060
Total current liabilities	95,505	86,074
Other long-term liabilities:
Asset retirement obligations	1,263	2,329
Capital lease obligations	1,465	—
Deferred taxes and other liabilities	5,943	7,157
Total liabilities	104,176	95,560

Commitments and contingencies

Shareholders’ equity	144,353	151,312
Total liabilities and shareholders’ equity	$248,529	$246,872

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	September 30,
	2017	2016
Operating activities:
Net (losses) earnings	$(4,175)	$2,681
Adjustments to reconcile net (losses) earnings to net cash
provided by (used in) operating activities:
Depreciation, depletion and amortization	10,772	14,385
Gains on sale of property	(347)	(1,948)
Impairment of oil and natural gas properties	3	87
Provision for doubtful accounts	(9)	19
Deferred income taxes	(1,198)	(1,170)
Net change in fair value contracts	48	(305)
Losses from equity investment	—	468
Impairment of investments in unconsolidated affiliates	2,500	1,732
Loss on deconsolidation of subsidiary	3,505	—
Changes in assets and liabilities:
Accounts receivable	5,228	(1,767)
Accounts receivable/payable, affiliates	266	—
Inventories	(9,328)	(8,395)
Income tax receivable	(1,412)	113
Prepayments and other current assets	927	(1,570)
Accounts payable	9,482	(8,795)
Accrued liabilities	465	1,378
Other	(240)	(252)
Net cash provided by (used in) operating activities	16,487	(3,339)

Investing activities:
Property and equipment additions	(2,465)	(7,186)
Proceeds from property sales	430	3,536
Investments in unconsolidated affiliates	—	(4,700)
Insurance and state collateral (deposits) refunds	439	1,081
Net cash used in investing activities	(1,596)	(7,269)

Financing activities:
Dividends paid on common stock	(2,784)	(2,784)
Net cash used in financing activities	(2,784)	(2,784)

Increase (decrease) in cash and cash equivalents	12,107	(13,392)
Cash and cash equivalents at beginning of period	87,342	91,877
Cash and cash equivalents at end of period	$99,449	$78,485

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Reconciliation of Adjusted Cash Flow to Net (Losses) Earnings:
Net (losses) earnings	$(3,033)	$(2,153)	$(4,175)	$2,681
Income tax benefit (provision)	(2,265)	(1,224)	(3,306)	1,681
Depreciation, depletion and amortization	3,240	4,514	10,772	14,385
Gains on sale of property	(218)	(673)	(347)	(1,948)
Impairment of oil and natural gas properties	—	—	3	87
Loss on deconsolidation of subsidiary	1,870	—	3,505	—
Impairment of investments in unconsolidated affiliates	2,500	1,732	2,500	1,732
Inventory liquidation gains	(1,954)	—	—	(5,779)
Inventory valuation losses	—	432	109	—
Net change in fair value contracts	748	(181)	48	(305)
Voluntary early retirement program costs	1,435	—	1,435	—
Legal and other accrual reversals	—	—	(840)	—
Adjusted cash flow	$2,323	$2,447	$9,704	$12,534

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Adjusted net (losses) earnings and (losses) earnings per common share (Non-GAAP):
Net (losses) earnings	$(3,033)	$(2,153)	$(4,175)	$2,681
Add (subtract):
Loss on deconsolidation of subsidiary	1,870	—	3,505	—
Impairment of investments in unconsolidated affiliates	2,500	1,732	2,500	1,732
Gains on sale of property	(218)	(673)	(347)	(1,948)
Impairment of oil and natural gas properties	—	—	3	87
Costs of voluntary early retirement program	1,435	—	1,435	—
Derivative valuation gains	748	(181)	48	(305)
Inventory liquidation gains	(1,954)	—	—	(5,779)
Inventory valuation losses	—	432	109	—
Tax effect of adjustments to (losses) earnings	(1,533)	(459)	(2,539)	2,175
Adjusted net (losses) earnings	$(185)	$(1,302)	$539	$(1,357)

Adjusted (losses) earnings per common share	$(0.04)	$(0.31)	$0.13	$(0.32)